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                                                                    EXHIBIT 10.1

                     AMENDMENT TO BANK OF THE OZARKS, INC.
                               STOCK OPTION PLAN


     THIS AMENDMENT (the "Amendment") amends and modifies the Bank of the Ozarks, Inc. Stock Option Plan originally adopted by the Board of Directors of Bank of the Ozarks, Inc., an Arkansas corporation (the "Company"), on May 22, 1997, (the "Plan"). Any capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

     WHEREAS, the Board of Directors of the Company, at a meeting held on February 20, 2001, approved this Amendment, subject to approval by the stockholders of the Company;

     WHEREAS, this Amendment was presented to and approved by the stockholders of the Company at the Annual Meeting of Stockholders held on April 17, 2001;

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

     1.  Amendment.  The first sentence of Paragraph 3 of the Plan, which
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currently reads as:

     "The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 285,000 shares, subject to adjustment as provided in this Paragraph 3."

is hereby amended by deleting the sentence in its entirety and replacing it with the following:

     "The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 385,000 shares, subject to adjustment as provided in this Paragraph 3."

     2.  No Other Modifications.  Except as expressly modified by this
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Amendment, all other terms and conditions of the Plan (including all provisions of Paragraph 3 other than the first sentence) shall remain unchanged and in full force and effect.

     3.  Effective Date.  The effective date of this Amendment shall be April
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17, 2001, subject to approval by the stockholders of the Company on such date.